Exhibit 10.2

FIRST AMENDMENT TO THE
PMC COMMERCIAL TRUST
2005 EQUITY INCENTIVE PLAN

THIS FIRST AMENDMENT (the “Amendment”) to the PMC Commercial Trust 2005 Equity Incentive Plan (the “Plan”) is effective as of the date this Amendment is approved by the shareholders of PMC Commercial Trust (the “Company”).

W I T N E S S E T H:

WHEREAS, the Plan was originally adopted by the Company’s Board of Trust Managers (the “Board”) on March 5, 2005, and approved by the shareholders of the Company on June 11, 2005 (unless otherwise defined herein, capitalized terms defined in the Plan, when used herein, shall have the respective meanings set forth therein);

WHEREAS, the Board now finds it desirable and in the best interest of the Company to amend the Plan, subject to approval by the shareholders of the Company, to (i) increase the number of Shares to be reserved and authorized for issuance under the Plan by 1,000,000 Shares to 1,500,000 Shares; and (ii) increase the limitation on the number of Restricted Shares that may be granted to all Independent Trust Managers in the aggregate during any fiscal year.

NOW THEREFORE, the Plan is hereby amended as follows:

1.                                      Increase in Shares Issuable.  The first sentence of Section 3(a) of the Plan is amended as follows:

“The maximum number of Shares reserved and available for issuance under the Plan shall be 1,500,000 Shares, subject to adjustment as provided in Section 3(b).”

2.                                      Increase in Restricted Share Limitation.  The final sentence of Section 6(a) of the Plan is amended as follows:

“No more than 20,000 Restricted Shares may be granted to all executive officers in the aggregate and no more than 500,000 Restricted Shares may be granted to all Independent Trust Managers in the aggregate during any fiscal year.”

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer.

PMC COMMERCIAL TRUST

By:	/S/ Jan F. Salit
Name: Jan. F. Salit
Title: President and Secretary